As filed with the Securities and Exchange Commission on May 31, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WESCO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	25-1723342 (I.R.S. Employer Identification No.)

225 West Station Square Drive

Suite 700

Pittsburgh, Pennsylvania 15219

(Address of principal executive offices)

Wesco International, Inc. 1999 Long-Term Incentive Plan

(Full title of the plan)

Kenneth S. Parks

Vice President and Chief Financial Officer

225 West Station Square Drive

Suite 700

Pittsburgh, Pennsylvania 15219

(Name and address of agent for service)

(412) 454-2200

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	1,620,000	$73.44(2)	$118,972,800	$16,228

(1)	This Registration Statement also registers additional securities to be offered or issued upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low trading prices for the Registrant’s common stock on May 29, 2013, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed in order to register an additional 1,620,000 shares of the common stock of WESCO International, Inc., a Delaware corporation (the “Registrant”), par value $0.01 per share, which are securities of the same class and relate to the same employee benefit plan, the WESCO International, Inc. 1999 Long-Term Incentive Plan, as amended and restated effective May 30, 2013 (the “Plan”), as those shares registered on the Registrant’s registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on June 29, 1999 (Registration No. 333-81857) and March 1, 2011 (Registration No. 333-172531), which are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed on March 1, 2013;

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, as filed on May 6, 2013;

3.	The Registrant’s Current Report on Form 8-K filed on February 19, 2013; and

4.	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A12B filed on August 24, 2009, including all amendments and reports updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing such documents (other than the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K), are not deemed filed with the Commission or are not regarded to be incorporated herein by reference).

Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4 (No. 333-70404)).

3.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, dated September 28, 2009)).

4.1	Wesco International, Inc. 1999, Long-Term Incentive Plan, as amended and restated effective May 30, 2013 (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 16, 2013).

5.1	Opinion of Winston & Strawn LLP regarding the legality of the shares being registered hereunder (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 30th day of May, 2013.

WESCO INTERNATIONAL, INC.

By:	/s/ John J. Engel
John J. Engel
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of WESCO International, Inc. hereby severally constitute John J. Engel and Kenneth S. Parks and each of them singly our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below this Registration Statement on Form S-8 filed herewith and any and all amendments thereto, and generally do all such things in our name and on our behalf in our capacities as officers and directors to enable WESCO International, Inc. to comply with the provisions of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any one of them this Registration Statement on Form S-8 and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated above.

Signature	Title	Date

/s/ John J. Engel John J. Engel	Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 30, 2013

/s/ Kenneth S. Parks Kenneth S. Parks	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 30, 2013

/s/ Sandra Beach Lin Sandra Beach Lin	Director	May 30, 2013

/s/ George L. Miles, Jr. George L. Miles, Jr.	Director	May 30, 2013

/s/ John K. Morgan John K. Morgan	Director	May 30, 2013

/s/ Steven A. Raymund Steven A. Raymund	Director	May 30, 2013

/s/ James L. Singleton James L. Singleton	Director	May 30, 2013

/s/ Robert J. Tarr, Jr. Robert J. Tarr, Jr.	Director	May 30, 2013

/s/ Lynn M. Utter Lynn M. Utter	Director	May 30, 2013

/s/ Stephen A. Van Oss Stephen A. Van Oss	Director	May 30, 2013

/s/ William J. Vareschi William J. Vareschi	Director	May 30, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4 (No. 333-70404)).

3.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, dated September 28, 2009)).

4.1	Wesco International, Inc. 1999, Long-Term Incentive Plan, as amended and restated effective May 30, 2013 (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 16, 2013).

5.1	Opinion of Winston & Strawn LLP regarding the legality of the shares being registered hereunder (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

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